2018 Annual Meeting February 28, 2019 Exhibit 99.1

Forward Looking Statements Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may”, “will”, “believe”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which ESSA Bancorp, Inc. (the “Company”) operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, technological changes, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated event.

2018: Demonstrating Results Total revenue reaches all time high of $72.3 million Pre-tax income of $12.2 million versus $8.9 million in 2017 Record closed loans of $434 million, with 28% commercial loan growth Record deposits of $1.34 billion, Core deposits increased by $47.6 million to 61% of deposits Non-interest expense decreased by $1.59 million (3.8%) on implementation of cost efficiencies Net interest margin of 2.85% versus 2.77%

During the first quarter of fiscal 2018, the Corporation recorded a one-time charge to income tax expense of $3.7 million related to the reduction in the carrying value of the Company’s deferred tax assets, which resulted from the reduction in the Federal corporate income tax rate under the Tax Cuts and Jobs Act of 2017. In the following table, the “As Adjusted” column presents income taxes, net income, earnings per share and selected financial ratios adjusted to exclude this charge. Full Year 2018 ($ in 000’s) Tax As ReportedAdjustmentAs Adjusted Net Income before Income Taxes$12,195$12,195 Income Taxes$5,664 ($3,682)$1,982 Net Income$6,531$3,682$10,213 Earnings Per Share $0.60$0.94 ROAA0.36%0.56% ROAE3.61%5.65% Key Data At-A-Glance THE IMPACT OF THE TAX CUTS AND JOBS ACT OF 2017

Commercial Lending Leads Portfolio Diversification, Balance Commercial Lending comprises consistently larger portion of portfolio

Focus on Growing Core Deposits

Performance Trends

Income before income tax expense ($ in 000’s)

Net Interest Income ($ in 000’s)

Non Interest Expense ($ in 000’s)

Efficiency Ratio

Total Assets Reflect Loan Growth ($ in 000’s)

Commercial Lending Drives Net Loans ($ in 000’s)

Total Deposits Reflect Core Deposit Growth ($ in 000’s)

NPAs / Total Assets Trend Positively Following Acquisitions, Loan Growth

Maintaining Capital Strength

Tangible Book / FY2018 Stock Price

Market Capitalization Progression ($ in 000’s)

Stable Price in 2018

2018: Executing The Strategic Plan To Accelerate Earnings Regional structure, consolidated from four to three regions New offices, branch rationalization for productivity and efficiency Each region is led by a Regional President Closed remaining supermarket locations Integrating all lines of business into regional structure Structure allows better service to customers Restructured compensation plans to align with strategic and financial goals New executive management structure Hired new Chief Banking Officer C-level structure designed to meet needs of growing company Commercial banking clearly positioned as growth driver Building full-service relationships that include core deposits, cash management and improved products & technology such as enhanced account analysis and business mobile

2018: Executing The Strategic Plan (cont’d) Improving technology to drive efficiency Invested in end to end commercial lending system Underwriting/Approval/Loan Tracking Improves back-office efficiency Marketing Customer Information File (MCIF) System Cost Accounting System Improved financial modeling and strategic financial projections Exited indirect auto lending business

Solidly Positioned In Three Regions Northern Lehigh Valley Philadelphia Attractive eastern Pennsylvania market Regional delivery model Each region is led by a Regional President New offices integrate all lines of business

Regional Offices Support Productivity, Commercial Banking Focus Philadelphia Regional Office opened 3rd Q16 New Allentown branch and business office opened 4Q 2018 Visible, accessible location Vibrant redevelopment area with businesses, 5,000 area jobs, and 900+ residences nearby Lehigh Valley Regional Office opened 2nd Q16

Continued organic loan growth. Net total loans increased by $29.2 million in 1st Q19. Develop into a high-performing financial institution Focus on generating lower-cost deposits and increase core deposits Drive to improve efficiency ratio Continued commercial loan focus Continued growth in non-interest income Continue to leverage and expand existing commercial banking relationships across all lines of business. Strategic Initiatives In FY2019

Maintain strong enterprise wide risk management profile with a focus on loan quality Utilize technological, operational, and modeling capabilities to enhance earnings performance Outlook, Key Initiatives In FY2019

CRA Initiatives Slate Belt Rising Neighborhood partnership program $75K investment over 3 years Community Action Committee of the Lehigh Valley (CACLV) Match savings program to help low and moderate income individuals save for home ownership Revitalizing Allentown “Jordan Heights” neighborhood Housing Authority Development Corporation (HADC) Community Development Corporation (CDC) Loans Multifamily housing

CRA Initiatives (cont’d) Habitat for Humanity of Monroe County Loan servicing, payments, taxes, etc. Court-Assisted Re-Entry (CARE) Program Supervision to Aid Re-Entry (STAR) Program Small Business Financing (Loans < $1 million) 139 small business loans Pocono Alliance match savings program and financial education for participants

Deposit-Driven Promotional Messaging

2018 Annual Meeting February 28, 2019